EXHIBIT INDEX
EXHIBIT A:
  Attachment to item 77C: Submission of matters to a vote of Security holders.
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EXHIBIT A:
RESULTS OF SHAREHOLDER MEETINGS (Unaudited)

Special meetings of Shareholders of Phoenix Strategic Equity
Series Fund were held on May 16, 2000 and August 17, 2000, respectively, to approve the following matters:

1. Approve a new Rule 12b-1 Distribution Plan for Class B
Shares.

2. Approve a new Rule 12b-1 Distribution Plan for Class C
Shares.

3.	Approve an Agreement and Plan of Reorganization which
provides for the reorganization of the Trust into a Delaware business trust.

On the record date of May 16, 2000, the shares outstanding and percentage of the shares outstanding and entitled to vote that were present by proxy were as follows:

Class of Shares
        Shares outstanding      Percentage present
                                by proxy

Phoenix-Engemann Small Cap Fund Class B
           4,981,722            50.69%

Phoenix-Seneca Growth Fund Class B
            370,892             57.52%

Phoenix-Seneca Strategic Theme Fund Class B
          7,197,447             50.68%

Phoenix-Seneca Strategic Theme Fund Class C
          186,735               50.45%


On the record date of August 17, 2000, the shares outstanding and percentage of the shares outstanding and entitled to vote that were present by proxy were as follows:

Class of Shares
          Shares outstanding     Percentage present
                                 by proxy

Phoenix-Engemann Small Cap Fund
           11,170,171            53.78%

Phoenix-Seneca Growth Fund
           16,632,793           61.68%

Phoenix-Seneca Strategic Theme Fund
           34,786,333          54.59%


NUMBER OF VOTES
          FOR       AGAINST      ABSTAIN

1. Approve a new Rule 12b-1 Distribution Plan for Class B Shares
Phoenix-Engemann Small Cap Fund Class B
        2,281,004   93,113        151,305

Phoenix-Seneca Growth Fund Class B
         180,356    6,902          26,083

Phoenix-Seneca Strategic Theme Fund Class B
       3,216,092   125,199        306, 258

2. 	Approve a new Rule 12b-1 Distribution Plan for Class C
Shares

Phoenix-Seneca Strategic Theme Fund Class C
       85,415       3,166         4,627

3. Approve Amendment and Plan of Reorganization
Phoenix-Engemann Small Cap Fund
      5,604,686     112,255       290,482

Phoenix-Seneca Growth Fund
      9,137,072     322,670        799,225

Phoenix-Seneca Strategic Theme Fund
     17,459,121     428,714       1,102 931